Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobeTel Communications Corp. (the "Company") on Form 10-Q for the three month period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence E. Lynch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Lawrence E. Lynch
Chief Financial Officer
May 12, 2006